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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operations Data", and "Experts" and to the use of our reports dated March 14, 1997, with respect to the financial statements of Eco Soil Systems, Inc., and October 3, 1996, with respect to the financial statements of Turf Products, Ltd., in the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc. for the registration of 4,859,708 shares of its common stock.


                                              /s/ ERNST & YOUNG LLP
                                              ----------------------
                                                  ERNST & YOUNG LLP



San Diego, California
October 30, 1997